Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cadiz Inc. of our report dated March 31, 2026 relating to the financial statements, which appears in Cadiz Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
August 14, 2026